Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of our reports dated February 25, 2022, with respect to the consolidated financial statements of Qurate Retail, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

Description	Registration Statement No.	Description
S-8	333-134114	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-134115	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-142626	Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171192	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171193	Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-172512	Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-176989	Liberty Media 401(k) Savings Plan
S-8	333-177840	Qurate Retail, Inc. 2011 Nonemployee Director Incentive Plan (As Amended and Restated as of December 17, 2015), as amended
S-8	333-177841	Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-177842	Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-184901	Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended
S-8	333-184904	Qurate Retail, Inc. 2011 Nonemployee Director Incentive Plan (As Amended and Restated as of December 17, 2015), as amended

S-8	333-184902	Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-201010	Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-202436	Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended
S-8	333-207326	zulily, inc. 2009 Equity Incentive Plan and zulily, inc. 2013 Equity Plan
S-8	333-209872	Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended
S-8	333-210662	Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended
S-8	333-214681	Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended; Qurate Retail, Inc. 2020 Omnibus Incentive Plan
S-8	333-222062	Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended; Qurate Retail, Inc. 2020 Omnibus Incentive Plan
S-8	333-222344	HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan and HSN, Inc. 2017 Omnibus Incentive Plan
S-8	333-229974	Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended; Qurate Retail, Inc. 2020 Omnibus Incentive Plan
S-8	333-235370	Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended; Qurate Retail, Inc. 2020 Omnibus Incentive Plan
S-8	333-248988

Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended; Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended; Qurate Retail, Inc. 2011 Nonemployee Director Incentive Plan (Amended and Restated, as of December 17, 2015), as amended; Qurate Retail, Inc. 2012 Incentive Plan (Amended and Restated Effective March 31, 2015), as amended; Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended; Qurate Retail, Inc. 2020 Omnibus Incentive Plan; HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan; HSN, Inc. 2017 Omnibus Incentive Plan; zulily, inc. 2013 Equity Plan

S-8	333-253831	Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended

S-8	333-256745	Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended

/s/ KPMG LLP

Denver, Colorado

February 25, 2022